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EXHIBIT 10.2
632 ADAMS STREET, SUITE 710, BOWLING GREEN, KY 42101
PUBLICLY TRADED AS BYCX
February 26, 2008
Mr. Bart Birdsall
P.O. Box 90733
Houston, Texas 77290
     Re:       Termination of Consulting Agreement
Dear Mr. Birdsall,
     This Letter Agreement between Bayou City Exploration, Inc., a Nevada Corporation, (“Company”) and Bart Birdsall an individual,(“Consultant”), (collectively the “Parties”), is effective on January 31, 2008.
     The Parties agree to terminate the Consulting Agreement (“Original Consulting Agreement”) which was effective September 18, 2006 and enter into a new Consulting Agreement effective February 1, 2008. As full and complete settlement for termination of the Original Consulting Agreement the Company agrees to convey to Consultant certain computer hardware described in Exhibit “A” attached hereto. In addition Company recognizes the survival of Article 3 of the Original Consulting Agreement and subject to the terms of such Article agrees to convey the one per cent (1%) overriding royalty interest in the Prospects listed in Exhibit “B” if Company elects to acquire leases in such Prospect.
     The Parties by execution of this document mutually release the other Party from any claims and liability as it may relate to the Original Consulting Agreement.

Yours truly,

Robert Burr
President and CEO
Agreed to and accepted
This 28 day of February, 2008

/s/ Bart Birdsall Bart Birdsall
PHONE: 800-798-3389 • FAX: 270-842-7362 • www.bcexploration.com

EXHIBIT “A”
Computer Hardware conveyed to Consultant:
1.	Desktop computer: id number MAC 00304856DSEE Supermicro with 1 keyboard, 1 mouse, 1 set of speakers, and power cable.

2.	Desktop computer: id MAC00E0815FFD62 Supermicro with 1 keyboard, 1 mouse, 1 set of speakers, and power cable.

3.	Laptop: Dell Precision M90.

4.	4 Samsung 204B monitors. Used with MAC 00304856DSEE Supermicro computer. Wiring to computer, internet and power cable.

5.	2 Samsung 213T monitors. Used with MAC00E0815FFD62 Supermicro computer. Wiring to computer, internet and power cable.

6.	Data storage device: id 192.168.11.150 Buffalo Tera Station

7.	battery back up device: 2 trip lite for use with MAC 00304856DSEE and MAC00E0815FFD62.

8.	battery back up device: APC back-ups xs 1200 used with Data storage device: id 192.168.11.150.

9.	Copier: HP Deskjet 1220C serial number SG I98130SC

10.	Scanner: HP Scanjet Barcode number C7716A

EXHIBIT “B”
Prospects generated under original contract where Consultant is entitled to a 1% ORRI.
1.	McAllen West Prospect in Aransas Co., Texas

2.	Matagorda Co., Texas: 5 prospects:
Taffy #32 Survey:
 #1. Xline 454 inline 521 time 1.256, event in SVIPro
Caney Deep #40:
 #1. Xline 112 inline 186 time 1.451
 #2. Xline 97 inline 56 time 1.492
 #3. Xline 125 inline 62 time 1.459
 #4. Xline 54 inline 101 time 1.490
3.	South Texas: Kenedy and Willacy Co., Texas (6 Prospects)
East Cabazos
West Cabazos
North Cabazos
East San Pedro
East Sarita
West San Pedro
Raymondville field prospects (l0 Prospects)
Prospect #2 inline 433 xline 202
Prospect #7 inline 194 xline 151
Prospect #8 inline 115 xline 94
Prospect #12 inline 241 xline 236
Prospect #12a inline 252 xline 203
Prospect #16 inline 227 xline 96
Prospect #16a inline 238 xline 67
Prospect #16b inline 226 xline 50
Prospect #17 inline 436 xline 213
Prospect #17a inline 435 xline 190